                                                                  EXECUTION COPY



                                                                     Exhibit 4.1

================================================================================


                          9 1/4% Senior Notes due 2008

                            Dated as of June 18, 2001

                                      Among

                            Millennium America Inc.,

                                   as Issuer,

                           Millennium Chemicals Inc.,

                                  as Guarantor,

                                       and

                              The Bank of New York,

                                   as Trustee





                                    INDENTURE





================================================================================

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                                TABLE OF CONTENTS


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions...............................................................................1
SECTION 1.02.  Other Definitions........................................................................24
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........................................25
SECTION 1.04.  Rules of Construction....................................................................26


                                    ARTICLE 2

                                 The Securities

SECTION 2.01.  Amount of Securities; Issuable in Series.................................................26
SECTION 2.02.  Form and Dating..........................................................................27
SECTION 2.03.  Execution and Authentication.............................................................28
SECTION 2.04.  Registrar and Paying Agent...............................................................28
SECTION 2.05.  Paying Agent to Hold Money in Trust......................................................29
SECTION 2.06.  Holder Lists.............................................................................29
SECTION 2.07.  Transfer and Exchange....................................................................30
SECTION 2.08.  Replacement Securities...................................................................30
SECTION 2.09.  Outstanding Securities...................................................................31
SECTION 2.10.  Temporary Securities.....................................................................31
SECTION 2.11.  Cancelation..............................................................................32
SECTION 2.12.  Defaulted Interest.......................................................................32
SECTION 2.13.  CUSIP and ISIN Numbers...................................................................32


                                    ARTICLE 3

                                   Redemption

SECTION 3.01.  Notices to Trustee.......................................................................32
SECTION 3.02.  Selection of Securities To Be Redeemed...................................................33
SECTION 3.03.  Notice of Redemption.....................................................................33
SECTION 3.04.  Effect of Notice of Redemption...........................................................34
SECTION 3.05.  Deposit of Redemption Price..............................................................34
SECTION 3.06.  Securities Redeemed in Part..............................................................34


                                        i







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
                                                ARTICLE 4

                                                Covenants

SECTION 4.01.  Payment of Securities....................................................................35
SECTION 4.02.  SEC Reports..............................................................................35
SECTION 4.03.  Limitation on Indebtedness...............................................................35
SECTION 4.04.  Limitation on Restricted Payments........................................................39
SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted Subsidiaries.................43
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.......................................45
SECTION 4.07.  Limitation on Transactions with Affiliates...............................................48
SECTION 4.08.  Change of Control........................................................................49
SECTION 4.09.  Compliance Certificate...................................................................51
SECTION 4.10.  Further Instruments and Acts.............................................................51
SECTION 4.11.  Additional Amounts.......................................................................51
SECTION 4.12.  Limitation on Lines of Business..........................................................53
SECTION 4.13.  Limitation on the Sale or Issuance of Capital Stock of Restricted
               Subsidiaries.............................................................................53
SECTION 4.14.  Limitation on Liens......................................................................54
SECTION 4.15.  Limitation on Sale/Leaseback Transactions................................................55
SECTION 4.16.  Corporate Existence......................................................................56
SECTION 4.17.  Payment of Taxes and Other Claims........................................................56
SECTION 4.18.  Maintenance of Properties................................................................57
SECTION 4.19.  Fall-Away of Covenants...................................................................57


                                                ARTICLE 5

                                            Successor Company

SECTION 5.01.  When Issuer May Merge or Transfer Assets.................................................58


                                                ARTICLE 6

                                          Defaults and Remedies

SECTION 6.01.  Events of Default........................................................................60
SECTION 6.02.  Acceleration.............................................................................62
SECTION 6.03.  Other Remedies...........................................................................62
SECTION 6.04.  Waiver of Past Defaults..................................................................63
SECTION 6.05.  Control by Majority......................................................................63

                                                                                                      Page
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
SECTION 6.06.  Limitation on Suits......................................................................63
SECTION 6.07.  Rights of Holders to Receive Payment.....................................................64
SECTION 6.08.  Collection Suit by Trustee...............................................................64
SECTION 6.09.  Trustee May File Proofs of Claim.........................................................64
SECTION 6.10.  Priorities...............................................................................64
SECTION 6.11.  Undertaking for Costs....................................................................65
SECTION 6.12.  Waiver of Stay or Extension Laws.........................................................65


                                    ARTICLE 7

                                     Trustee

SECTION 7.01.  Duties of Trustee........................................................................65
SECTION 7.02.  Rights of Trustee........................................................................66
SECTION 7.03.  Individual Rights of Trustee.............................................................68
SECTION 7.04.  Trustee's Disclaimer.....................................................................68
SECTION 7.05.  Notice of Defaults.......................................................................68
SECTION 7.06.  Reports by Trustee to Holders............................................................69
SECTION 7.07.  Compensation and Indemnity...............................................................69
SECTION 7.08.  Replacement of Trustee...................................................................70
SECTION 7.09.  Successor Trustee by Merger..............................................................71
SECTION 7.10.  Eligibility; Disqualification............................................................71
SECTION 7.11.  Preferential Collection of Claims Against Issuer.........................................71


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance.........................................72
SECTION 8.02.  Conditions to Defeasance.................................................................73
SECTION 8.03.  Application of Trust Money...............................................................74
SECTION 8.04.  Repayment to Issuer......................................................................74
SECTION 8.05.  Indemnity for Government Obligations.....................................................75
SECTION 8.06.  Reinstatement............................................................................75

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                                    ARTICLE 9

                                   Amendments

SECTION 9.01.  Without Consent of Holders...............................................................75
SECTION 9.02.  With Consent of Holders..................................................................76
SECTION 9.03.  Compliance with Trust Indenture Act......................................................77
SECTION 9.04.  Revocation and Effect of Consents and Waivers............................................77
SECTION 9.05.  Notation on or Exchange of Securities....................................................78
SECTION 9.06.  Trustee to Sign Amendments...............................................................78


                                   ARTICLE 10

                                 Note Guarantee

SECTION 10.01.  Note Guarantee..........................................................................78
SECTION 10.02.  Limitation on Liability.................................................................80
SECTION 10.03.  Successors and Assigns..................................................................81
SECTION 10.04.  No Waiver...............................................................................81
SECTION 10.05.  Modification............................................................................81
SECTION 10.06.  Execution and Non-Impairment............................................................82


                                   ARTICLE 11

                                  Miscellaneous

SECTION 11.01.  Trust Indenture Act Controls............................................................82
SECTION 11.02.  Notices.................................................................................82
SECTION 11.03.  Communication by Holders with Other Holders.............................................83
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent......................................83
SECTION 11.05.  Statements Required in Certificate or Opinion...........................................83
SECTION 11.06.  When Securities Disregarded.............................................................84
SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar............................................84
SECTION 11.08.  Legal Holidays..........................................................................84
SECTION 11.09.  GOVERNING LAW...........................................................................84
SECTION 11.10.  No Recourse Against Others..............................................................84
SECTION 11.11.  Successors..............................................................................84
SECTION 11.12.  Multiple Originals......................................................................85
SECTION 11.13.  Table of Contents; Headings.............................................................85


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
Appendix A        -  Provisions Relating to Original Securities, Additional Securities,
                              Private Exchange Securities and Exchange Securities
Exhibit A         -  Form of Initial Security
Exhibit B         -  Form of Exchange Security
Exhibit C         -  Form of Transferee Letter of Representation

Cross Reference Table Showing Reflection in Indenture of Certain Provisions of Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990*

----------------------
Reflected in Indenture
----------------------


Trust Indenture
Act Section                                                                           Indenture Section

310       (a)(1)............................................                            7.10
          (a)(2)............................................                            7.10
          (a)(3)............................................                            N.A.
          (a)(4)............................................                            N.A.
          (a)(5)............................................                         7.08; 7.10
          (b) ..............................................                         7.08; 7.10
          (c) ..............................................                            N.A.
311       (a) ..............................................                            7.11
          (b) ..............................................                            7.11
          (c) ..............................................                             N.A
312       (a) ..............................................                            2.06
          (b) ..............................................                            11.03
          (c) ..............................................                            11.03
313       (a) ..............................................                            7.06
          (b) (1)............................................                           7.06
          (b) (2).......................................... ..                          7.06
          (c) ..............................................                         7.06; 11.02
          (d) ..............................................                            7.06
314       (a) ..............................................                      4.02; 4.09; 11.02
          (b) ..............................................                            N.A.
          (c) (1)............................................                           11.04
          (c) (2)............................................                           11.04
          (c) (3)............................................                           N.A.
          (d) ..............................................                            N.A.
          (e) ..............................................                            11.05
          (f) ..............................................                            N.A.
315       (a) ..............................................                           7.02(b)
          (b) ..............................................                         7.05; 11.02
          (c) ..............................................                           7.01(a)
          (d) ..............................................                           7.01(c)
          (e) ..............................................                            6.11
316       (a) ..............................................                            11.06
          (a)(1)(A)..........................................                           6.05
          (a)(1)(B)..........................................                           6.04
          (a)(2).............................................                           N.A.
          (b) ..............................................                            6.07
          (c) ..............................................                            9.04
317       (a)(1).............................................                           6.08
          (a)(2).............................................                           6.09
          (b)  ..............................................                           2.05
318       (a)  ..............................................                           11.01
          (b) ..............................................                            N.A.
          (c) ..............................................                            11.01

                                N.A. means not applicable.
                               * This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                    INDENTURE dated as of June 18, 2001, among
                           MILLENNIUM AMERICA INC., a Delaware corporation (the "Issuer"), MILLENNIUM CHEMICALS INC., a Delaware corporation and the indirect parent company of the Issuer (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").


                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuer's 9 1/4% Senior Notes due 2008 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities"), (c) if and when issued as provided in a Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Issuer's 9 1/4% Senior Notes due 2008 issued in a Registered Exchange Offer in exchange for any Initial Securities (the "Exchange Securities") and (d) if and when issued as provided in a Registration Agreement, the Private Exchange Securities (together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities") issued in a Private Exchange. On the date hereof, $275,000,000 in aggregate principal amount of Securities will be initially issued. Subject to the conditions and in compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Securities.


                                    ARTICLE 1

                   Definitions and Incorporation by Reference


                  SECTION 1.01.  Definitions.

                  "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

                  "Additional Securities" means any 9 1/4% Senior Notes due 2008 issued under the terms of this Indenture subsequent to the Closing Date.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or the Issuer or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Contribution Agreement" means the asset contribution agreement dated as of December 1, 1997, between Millennium Petrochemicals Inc., Millennium Petrochemicals LP LLC and Equistar Chemicals, LP, as amended to the date hereof.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment subject to Section 4.04, (iii) a disposition of assets with a Fair Market Value of less than $100,000), (iv) a disposition of assets in connection with a Sale/Leaseback Transaction subject to
Section 4.15, (v) a sale, assignment or other transfer of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity, (vi) a sale, assignment or other transfer of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, (vii) a disposition of obsolete or worn out equipment or assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries, (viii) the disposition of all or substantially all of the assets of the Issuer or the Company in a manner permitted pursuant to
Section 5.01 and (ix) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

                  "Bank Indebtedness" means any and all Indebtedness payable under or in respect of the Credit Agreement and any refinancings (and successive refinancings) with respect thereto, each as amended from time to time, including principal, premium (if any), reimbursement obligations and guarantees in respect thereof. It is understood and agreed that a refinancing (and successive refinancings) in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company. "Board of Directors" of the Issuer has a correlative meaning.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of corporate stock or other equity participations, including Preferred Stock and partnership or membership interests, whether general or limited of such Person, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or a Subsidiary of the Company, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or the Company (for the purpose of this clause (a), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the "parent entity"), if such person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity); or

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Issuer or the Company, as the case may be (together with any new directors whose election by such board of directors of the Issuer or the Company, as the case may be, or whose nomination for election by the shareholders of the Issuer or the Company, as the case may be, was approved by a vote of 66-2/3% of the directors of the Issuer or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Issuer or the Company, as the case may be, then in office; or

                  (c) the adoption of a plan relating to the liquidation or dissolution of the Issuer or the Company; or

                  (d) the merger or consolidation of the Issuer or the Company with or into another Person or the merger of another Person with or into the Issuer or the Company, or the sale of all or substantially all the assets of the Issuer or the Company to another Person, unless, in the case of any such merger or consolidation, the securities of the Issuer or the Company, as the case may be, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer or the Company, as the case may be, constitute or are changed into or exchanged for securities that constitute, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee. For purposes of this clause (d), (i) the sale by the Company or the Issuer of the equity interests in Millennium Petrochemicals Inc., the equity interests in the limited liability companies which directly or indirectly own the Company's equity interests in Equistar, and/or the Company's equity interests in Equistar will be deemed not to constitute a sale of all or substantially all of the assets of the Issuer or the Company if any such sale consists of Net Tangible Assets constituting 331/3% or less of the Consolidated Net Tangible Assets of the Company as of the date of the most recent publicly available consolidated balance sheet of the Company and its Subsidiaries and (ii) it shall not be a Change of Control if the Issuer or the Company merges into the other or into a Restricted Subsidiary, or consolidates with or into the other or a Restricted Subsidiary, or sells all or substantially all of its assets to the other or a Restricted Subsidiary for internal restructuring purposes or in combination with another transaction which does not constitute a Change of Control.

                  "Closing Date" means the date of this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Agreement" means, with respect to any Person, any agreement for the protection against fluctuations in commodity prices or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are publicly available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

                  "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (a) all intercompany items between the Company and any Restricted Subsidiary and (b) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its consolidated Subsidiaries in such period but not included in such interest expense, without duplication (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount and debt issuance costs, (c) capitalized interest, (d) noncash interest expense,
(e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary (other than any interest in respect of Indebtedness of Equistar in an aggregate principal amount of $750,000,000 that is Guaranteed on a limited basis by the Issuer on the Closing Date (or any Guarantee on no less favorable terms that replaces such Guarantee) for so long as Equistar is not a Subsidiary of the Company); (g) net costs associated with Interest Rate Agreements (including amortization of fees), (h) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary, (i) interest Incurred in connection with investments in discontinued operations, and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust. For purposes of the foregoing, Consolidated Interest Expense will be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net
Income:

                  (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in clauses (d) and (g) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause
         (c) below) and (ii) (A) the Company's equity in a net loss of any such Person for such period and (B) the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) shall be included in determining such Consolidated Net Income;

                  (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (c) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (d) any gain (loss) realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (e) any extraordinary gain or loss;

                  (f) the cumulative effect of a change in accounting principles; and

                  (g) the Company's equity in the net income (or loss) of Equistar, net of tax, for so long as Equistar is not a Restricted Subsidiary of the Company.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a) (iv)(3)(D) thereof.

                  "Consolidated Net Tangible Assets" of the Issuer means, at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, purchased technology, patents, unamortized debt discount and other like intangible assets, all as set forth on the most recent balance sheet of the Issuer and its consolidated Subsidiaries, computed in accordance with GAAP, and prior to the Fall-Away Date shall exclude the

"net tangible assets" of all of its Subsidiaries which are not Restricted Subsidiaries. "Consolidated Net Tangible Assets" of the Company shall include the Company and its consolidated Subsidiaries, and prior to the Fall-Away Date shall exclude the "net tangible assets" of all of its Subsidiaries which are not Restricted Subsidiaries and shall have a correlative meaning. For purposes of the definition of "Change of Control" and Section 5.01, "Net Tangible Assets" means, at any date of determination, the "net tangible assets" of any Persons being sold, plus the book value of the investment in Equistar to the extent it is being sold, each as set forth on the most recent balance sheet of such Persons, computed in accordance with GAAP. As used in the definition of each of Consolidated Net Tangible Assets and Net Tangible Assets, the term "net tangible assets" of any Person means, at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, purchased technology, patents, unamortized debt discount and other like intangible assets, all as set forth on the most recent balance sheet of such Person computed in accordance with GAAP.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders, the Issuer and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders, the Issuer and the Company).

                  "Credit Agreement" means the credit agreement dated as of June 18, 2001, among the Issuer, Millennium Inorganic Chemicals Limited, the other subsidiaries of the Company party thereto from time to time, the Company, the lenders party thereto, the issuing banks party thereto, Bank of America, N.A., as syndication agent, and The Chase Manhattan Bank, as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced, renewed, extended, increased, substituted (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, renewal, extension, increase, substitution, resubstitution, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

                  "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c), on or prior to the date which is 91 days after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the date which is 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections
4.06 and 4.08.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense of the Company and its consolidated Restricted Subsidiaries, (b) Consolidated Interest Expense,
(c) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other noncash charges (including, without limitation, noncash charges resulting from any unrealized foreign currency transaction gains or losses in respect of Indebtedness denominated in currencies other than the U.S. dollar and noncash charges related to discontinued operations) of the Company and its consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income of the Company and its Restricted Subsidiaries, in each case for such period; minus, without duplication, any cash or noncash items of income (loss) attributable to the Company's investment in

Equistar for such period for so long as Equistar is not a Restricted Subsidiary of the Company, to the extent included in Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Equistar" means Equistar Chemicals, LP, a Delaware limited partnership.

                  "Equistar Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP dated as of May 15, 1998, as in effect on the Closing Date, entered into by and among Lyondell Petrochemical G.P. Inc., Lyondell Petrochemical L.P. Inc, Millennium Petrochemicals GP LLC, Millennium Petrochemicals LP LLC, PDG Chemical Inc., Occidental Petrochem Partner 1, Inc. and Occidental Petrochem Partner 2, Inc.

                  "Equity Offering" means a public or private sale for cash of Capital Stock (other than Disqualified Stock or Preferred Stock) of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                   "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. The Fair Market Value of property or assets other than cash which involves (a) an aggregate amount in excess of $10,000,000, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company and (b) an aggregate amount in excess of $25,000,000, shall have been determined in writing by a nationally recognized appraisal or investment banking firm.

                  "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "Funded Debt" means Indebtedness that by its terms (i) matures more than one year from the date of original issuance or creation or (ii) matures within one year from such date, but is renewable or extendible at the option of the obligor to a date more than one year from such date.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Agreement" means any Currency Agreement, any Interest Rate Agreement and any Commodity Agreement.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Hedging Agreement.

                  "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a

Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

                  (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (it being understood that obligations with respect to letters of credit securing obligations (other than obligations described in clause (a), (b) or (e) of this definition of "Indebtedness") entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon and Guarantees thereof shall not be considered "Indebtedness" unless and until they are drawn upon and such amounts are outstanding for 5 days);

                  (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (e) all Capitalized Lease Obligations of such Person;

                  (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

                  (h) Hedging Obligations of such Person other than pursuant to Hedging Agreements entered into for bona fide hedging purposes in the ordinary course of business; provided, however, that such Hedging Agreements do not increase the

         Indebtedness of such Person outstanding at any time other than as a result of fluctuations in interest rates, exchange rates, commodity rates or by reason of fees, indemnities and compensation payable thereunder;

                  (i) prior to the Fall-Away Date only (and not thereafter), the amount advanced with respect to accounts receivable of such Person sold, assigned or otherwise transferred by such Person in a receivables financing; and

                  (j) all obligations of the type referred to in clauses (a) through (I) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above and (ii) after the occurrence of the contingency giving rise to an obligation, the maximum liability of such contingent obligation at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Company's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

                  "Issue Date", with respect to any Initial Securities, means the date on which the Initial Securities are originally issued.

                  "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "liquidated damages" means any liquidated damages payable under a Registration Agreement.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses (including investment banking and financial advisory fees) incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage and sales commissions or fees, consultant and other fees (including investment banking and financial advisory fees) actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Note Guarantee" means the Company's Guarantee of the obligations with respect to the Securities issued by the Issuer pursuant to the terms of this Indenture.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary or an Assistant Secretary of the Issuer. "Officer" of the Company has a correlative meaning.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Company.

                  "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business; (c) Temporary Cash Investments; (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) loans or advances to employees, directors and officers made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $10,000,000 in the aggregate outstanding at any one time; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor; (h) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (i) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest; (j) Hedging Obligations Incurred in compliance with
Section 4.03; (k) any Person consisting of Guarantees Incurred in accordance with Section 4.03; (l) any Person provided that the payment for such Investment consists solely of Capital Stock (other than Disqualified Stock or Preferred Stock) of the Company or any Restricted Subsidiary; (m) Investments in prepaid expenses, negotiable instruments held for collection or lease, workers' compensation, performance and other similar deposits provided to third parties in the ordinary course of business; (n) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; and
(o) Guarantees of Indebtedness of Equistar in an aggregate principal amount not to exceed $750,000,000 on terms no less favorable (other than an extension thereof) to the Company than those contained in the Issuer's limited Guarantee of Indebtedness of Equistar existing on the Closing Date.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is incurred no later than 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

                  "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note (a) shall be repaid from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest or yield, (iii) principal, fees and other amounts owing to such investors and
(iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that (i) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity and (ii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of the Company). The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

                  "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company or one of its Subsidiaries in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the purchase, sale or financing of accounts receivable of the Company or one of its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors (as provided below) as a Receivables Entity and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay, amend or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing

Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

                  "Restricted Property" means (i) any land, land improvements, buildings and fixtures (to the extent they constitute real property interests, including any leasehold interest therein) constituting a principal corporate office or a manufacturing, distribution or warehouse facility (other than such as are determined in good faith by the Board of Directors of the Company to be immaterial to the total business conducted by the Company and the Restricted Subsidiaries as a whole) and (ii) any shares of Capital Stock or Indebtedness of a Restricted Subsidiary.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary, except (I) for purposes of the definition of "Consolidated Net Tangible Assets" of the Issuer, Restricted Subsidiary means any Subsidiary of the Issuer other than an Unrestricted Subsidiary and (ii) for purposes of Section 4.03(e) (other than the term Consolidated Net Tangible Assets of the Issuer, and clauses (v)(2) and (v)(3) thereof), Section 4.14(b)(iii), Section 4.15(b)(iii) and for all purposes following the Fall- Away Date, "Restricted Subsidiary" means any Subsidiary of the Issuer which owns Restricted Property and is organized under the laws of a jurisdiction in the United States.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" of the Issuer or the Company means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Issuer or the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Issuer or the Company, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or the Company's Note Guarantee, as applicable; provided, however, that Senior Indebtedness of the Issuer or the Company shall not include (a) any obligation of the Issuer to the Company or any other Subsidiary of the Company or Equistar or any obligation of the Company to any Subsidiary of the Company or Equistar, (b) any liability for federal, state, local or other taxes owed or owing by the Issuer or the Company, as applicable,
(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Issuer or the Company, as applicable (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Issuer or the Company, as applicable, including any Subordinated Obligations of the Issuer or the Company, as applicable, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Standard Securitization Undertakings" means representations, warranties, covenants, repurchase obligations and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Issuer (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of the Company has a correlative meaning.

                  "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

                  "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

(b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS'77aaa- 77bbbb) as in effect on the Closing Date.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Securities (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the maturity date of the Securities; provided, however, that if the period from the redemption date to the maturity date of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one- twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the maturity date of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture unless and until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any Subsidiary of the Company acquired or formed after the date of the Indenture, but excluding the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (ii) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and
(b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Value" means, with respect to a Sale/Leaseback Transaction, at the time of determination, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale/Leaseback Transaction and (ii) the Fair Market Value of such property at the time of entering into such Sale/Leaseback Transaction.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION 1.02.  Other Definitions.


                                                                                         Defined in
Term                                                                                       Section
----                                                                                   ---------------
"Additional Amounts"............................................................. 4.11(b)
"Affiliate Transaction".......................................................... 4.07(a)
"Appendix"....................................................................... Preamble
"Bankruptcy Law"................................................................. 6.01
"beneficially own"............................................................... 1.01
"Change of Control Offer"........................................................ 4.08(b)
"covenant defeasance option"..................................................... 8.01(b)
"Custodian"...................................................................... 6.01
"Definitive Securities".......................................................... Appendix A
"Event of Default"............................................................... 6.01
"Exchange Securities"............................................................ Preamble
"Fall-Away Date"................................................................. 4.19
"Global Securities".............................................................. Appendix A
"Guaranteed Obligations"......................................................... 10.01
"incorporated provision"......................................................... 11.01
"Initial Securities"............................................................. Preamble
"legal defeasance option"........................................................ 8.01(b)
"Legal Holiday".................................................................. 11.08
"Notice of Default".............................................................. 6.01
"Offer".......................................................................... 4.06(b)


                                                                                         Defined in
Term                                                                                       Section
----                                                                                   ---------------
"Offer Amount"................................................................... 4.06(c)(ii)
"Offer Period"................................................................... 4.06(c)(ii)
"Original Securities"............................................................ Preamble
"Paying Agent"................................................................... 2.04
"Private Exchange"............................................................... Appendix A
"Private Exchange Securities".................................................... Appendix A
"protected purchaser"............................................................ 2.08
"Purchase Date".................................................................. 4.06(c)(i)
"Registration Agreement"......................................................... Appendix A
"Registered Exchange Offer"...................................................... Appendix A
"Registrar"...................................................................... 2.04
"Relevant Taxing Jurisdiction"................................................... 4.11(a)
"Restricted Payment"............................................................. 4.04(a)
"Sale/Leaseback Transaction"..................................................... 4.15(a)
"Secured Debt"................................................................... 4.14(a)
"Securities Custodian"........................................................... Appendix A
"Successor Company".............................................................. 5.01(a)
"Successor Guarantor"............................................................ 5.01(b)
"Taxes".......................................................................... 4.11(a)

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities and the Note Guarantee.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Issuer, the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                    ARTICLE 2

                                 The Securities

                  SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall not be limited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

                  With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of each of the Board of Directors of the Issuer and the Company and (b)(i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional
Securities:

                  (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

                  (2) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

                  (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

                  (4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

                  (5) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

                  If any of the terms of any Additional Securities are established by action taken pursuant to resolutions of the Board of Directors of the Issuer and the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

                  SECTION 2.02. Form and Dating. Provisions relating to the Original Securities, the Additional Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee's certificate of authentication, (b) Private Exchange Securities and the Trustee's certificate of authentication and (c) any Additional Securities (if issued as Transfer Restricted

Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including the Note Guarantee) required by law, stock exchange rule, agreements to which the Issuer or the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

                  SECTION 2.03. Execution and Authentication. Two Officers shall sign the Securities for the Issuer by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars.

The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

                  (b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders of the Securities. The Issuer, the Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

                  (c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

                  SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest and liquidated damages (if any) on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer, the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and liquidated damages (if any) when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and liquidated damages (if any) on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer, the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  Prior to the due presentation for registration of transfer of any Security, the Issuer, the Company, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Company, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

                  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in
Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the Issuer.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

                  SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

                  If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and liquidated damages, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the

Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

                  SECTION 2.11. Cancelation. The Issuer at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                  SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.13. CUSIP and ISIN Numbers. The Issuer in issuing the Securities may use "CUSIP" and ISIN numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                    ARTICLE 3

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to paragraph 5 or 6 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                  The Issuer shall give each notice to the Trustee provided for in this Section at least 45 but no more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, in compliance with the requirements of the principal national securities exchanges, if any, on which the Securities are listed, on a pro rata basis, by lot or by such other method that the Trustee in its sole discretion shall deem to be fair and reasonable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (i) the redemption date;

                  (ii) the redemption price and the amount of accrued interest to the redemption date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

                  (vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (vii) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

                  (b) At the Issuer's request delivered at least 15 days prior to the date of the mailing of such notice (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and liquidated damages, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and liquidated damages, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer, the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and liquidated damages, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancelation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest and liquidated damages, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and liquidated damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. The Company and the Issuer shall file with the SEC, and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after the Company files them with the SEC, copies of the Company's annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act. The Company and the Issuer also shall comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's or the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuer or the Company may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2.00 to 1 if such Indebtedness is Incurred on or prior to June 15, 2003 and 2.25 to 1 if such Indebtedness is Incurred thereafter.

                  (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                  (i) Bank Indebtedness (and Guarantees thereof) in an aggregate principal amount not to exceed the greater of: (1) $300,000,000 less the aggregate amount of all repayments of principal of such Indebtedness pursuant to Section 4.06, and

         (2) the sum of 85% of the book value of accounts receivable and 50% of the book value of inventory of the Company and its Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP as of the date of the most recent publicly available consolidated balance sheet of the Company;

                  (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (2) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (3) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Company with respect to its Note Guarantee;

                  (iii) Indebtedness (1) represented by the Securities (not including any Additional Securities) and the Note Guarantee, (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness that is Refinancing Indebtedness) or Section 4.03(a) and (4) consisting of Guarantees of any Indebtedness permitted under clauses (i) and (ii) of this paragraph (b);

                  (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (2) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

                  (v) Indebtedness in respect of workers' compensation claims, self-insurance obligations, completion guarantees, performance bonds, bankers' acceptances, letters of credit and performance, indemnity, surety or appeal bonds and similar items provided or Incurred by the Company and the Restricted Subsidiaries in the ordinary course of their business;

                  (vi) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of $50,000,000 at any time outstanding;

                  (vii) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction with respect to accounts receivable of a Domestic Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings) in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

                  (viii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

                  (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within 5 business days of Incurrence;

                  (x) Indebtedness of any Foreign Subsidiary (including any Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction with respect to accounts receivable of a Foreign Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (x) and then outstanding, shall not exceed $100,000,000; provided that immediately after giving effect to such Incurrence of Indebtedness, the Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

                  (xi) Guarantees by the Company, the Issuer or a Restricted Subsidiary of Indebtedness permitted to be Incurred by Restricted Subsidiaries (other than Guarantees by a Restricted Subsidiary of Indebtedness of the Issuer) pursuant to this Section 4.03; or

                  (xii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this
         Section 4.03(b)) in an
          aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, shall not exceed $50,000,000.

                  (c) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries shall not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations of the Company or the Issuer unless such Indebtedness shall be subordinated to the Securities or the Note Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

                  (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Issuer, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

                  (e) Notwithstanding any other paragraph of this Section 4.03, the Company shall not permit any Restricted Subsidiary to Incur any Funded Debt, except for (i) Funded Debt Incurred pursuant to Section 4.03(b)(iii)(2) or (3),
(ii) Funded Debt Incurred pursuant to Section 4.03(b)(iv) (without giving effect to the proviso thereto after the Fall- Away Date), (iii) Funded Debt consisting of Purchase Money Indebtedness and Refinancing Indebtedness Incurred in respect of such Purchase Money Indebtedness Incurred pursuant to Section 4.03(b)(vi) (without giving effect to the cap therein after the Fall-Away Date), (iv) Funded Debt consisting of Indebtedness Incurred pursuant to Section 4.03(b)(ii) or
(vii) and (v) Funded Debt in an aggregate principal amount which, together with (without duplication) (1) the aggregate principal amount of all other Funded Debt of the Restricted Subsidiaries (other than Funded Debt permitted to be Incurred under clauses (i) through (iv) of this clause (e) above), (2) the aggregate principal amount of all Secured Debt of the Company and the Restricted Subsidiaries (other than Indebtedness permitted to be secured under Section 4.14(a)(i) through (ix)), and (3) the aggregate Value of Sale/Leaseback Transactions of the Company and its Restricted Subsidiaries (other than Sale/Leaseback Transactions permitted under Section 4.15(a)) does not at such time exceed 15% of Consolidated Net Tangible Assets of the Issuer.

                  SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock except (x) dividends or distributions payable solely in Capital Stock of the Company or its Restricted Subsidiaries (other than Disqualified Stock or Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary,
(iii) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition or Subordinated Obligations held by the Company or any Restricted Subsidiary) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement or other acquisition or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors of the Company) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which consolidated financial statements of the Company are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by the
                  Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or
                  (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

                           (C) the amount by which Indebtedness of the Company
                  or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

                           (D) the amount equal to the net reduction in
                  Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments;

                           (E) an amount equal to 50% of the cash distributions
                  received by the Company or any of its Restricted Subsidiaries from Equistar during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which consolidated financial statements of the Company are publicly available prior to the date of such Restricted Payment; and

                           (F) $40,000,000.

                  (b) The provisions of Section 4.04(a) shall not prohibit any Permitted Investment or:

                  (i) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company made by exchange for, or out of the proceeds of the sale within 30 days of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (1) such purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments and
         (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

                  (ii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or the Issuer made by exchange for, or out of the proceeds of the sale within 30 days of, Indebtedness of the Company or the Issuer that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or the Issuer from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iv) dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividends would have complied with Section 4.04(a); provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

                  (v) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisition for value permitted under this clause
         (v) shall not exceed $5,000,000 in any calendar year; provided further, however, that such amount permitted under this clause (v) in any calendar year may be increased by up to $5,000,000 of cash proceeds received by the Company or any of its Restricted Subsidiaries in such calendar year from the sale of Capital Stock of the Company (other than Disqualified Stock) to employees or directors of the Company or its Subsidiaries (or trusts for the benefit of such persons), provided that such cash proceeds so applied will be excluded from the calculation of amounts under Section 4.04(a)(3)(B); provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be included in the calculation of the amount of Restricted Payments;

                  (vi) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture; provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

                  (vii) repurchases of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon the exercise of warrants or stock options if such Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) represents a portion of the exercise price thereof, provided, however, that such repurchases will be excluded from the calculation of the amount of Restricted Payments;

                  (viii) Investments in Equistar that the Company is required to make pursuant to the Equistar Partnership Agreement on terms no less favorable to the Company than those in effect on the Closing Date in an amount not to exceed $30,000,000 in any calendar year and $100,000,000 over any five calendar year period; provided, however, that in the event that Investments in Equistar by the Company or any of its Restricted Subsidiaries are required without the consent of the Company in accordance with the Equistar Partnership Agreement as in effect on the Closing Date (or on terms no less favorable to the Company than as in effect on the Closing Date) to achieve or maintain compliance with any HSE Law (as defined in the Asset Contribution Agreement as in effect on the Closing Date) and such Investments, if made, would exceed the annual cap set forth in this clause (viii) above in the calender year in which they are required to be made, then such annual cap (but not the five year cap set forth in this clause (viii) above) may be exceeded; provided that if such Investment, taken together with all other Investments made at any time pursuant to this clause (viii), exceeds $30,000,000, at the time of making such Investment the Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); provided, further, that such Investments will be included in the calculation of Restricted Payments; and

                  (ix) other Restricted Payments in an aggregate amount not to exceed $20,000,000; provided, however, that such Restricted Payments shall be excluded from the calculation of Restricted Payments.

                  SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or the Issuer, (b) make any loans or advances to the Company or the Issuer or (c) transfer any of its property or assets to the Company or the Issuer.

                  The preceding provisions will not prohibit:

                  (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date (including, without limitation, this Indenture and the Credit Agreement);

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary existing prior to the date on which such Restricted Subsidiary was acquired by the Company (other than any encumbrance or restriction with respect to any obligation or Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause
         (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

                  (iv) in the case of clause (c), any encumbrance or restriction
         (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or

         (2) contained in any mortgage, pledge or security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements and (3) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                  (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of assets of, or all or substantially all the Capital Stock of, such Restricted Subsidiary pending the closing of such sale or disposition;

                  (vi) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity;

                  (vii) in the case of clause (c), Purchase Money Indebtedness, Capital Lease Obligations, industrial revenue or similar bonds, or operating leases or similar transactions Incurred in compliance with this Indenture that impose encumbrances or restrictions on the property so acquired or covered thereby;

                  (viii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order of any foreign or domestic government agency or court;

                  (ix) encumbrances existing under this Indenture and the Securities;

                  (x) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (xi) encumbrances or restrictions existing under or by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, so long as such encumbrances or restrictions are not applicable to any Person (or its property or assets) other than such joint venture or a Subsidiary thereof;

                  (xii) in the case of clause (c), any Lien Incurred in compliance with Section 4.14; and

                  (xiii) customary restrictions imposed on the transfer of intellectual property in the ordinary course of business.

                  SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value (determined either at the date of such Asset Disposition or at the date of the agreement providing for such Asset Disposition) of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (1) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Bank Indebtedness of the Company or the Issuer or Indebtedness (other than obligations in respect of Preferred Stock) of a Wholly Owned Subsidiary other than the Issuer (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (2) second, to the extent of the balance of Net Available Cash after application in accordance with clause (1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 360 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (3) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2), to make an Offer (as defined in Section 4.06(b)) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b); provided, however, that if the Issuer elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Indebtedness of the Company or the Issuer, and (4) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(1), (2) and (3), for any general corporate purpose permitted by the terms of this Indenture; provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1), (2) or (4) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $5,000,000.

                  For the purposes of this Section 4.06, the following are deemed to be cash: (A) the assumption of Indebtedness of the (i) Issuer (other than obligations in respect of Disqualified Stock of the Issuer) or (ii) the Company or any Restricted Subsidiary other than the Issuer (other than obligations in respect of Disqualified Stock and Preferred Stock of the Company) and the release of the Issuer, the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (it being understood that the assumption of the Issuer's Guarantee of Indebtedness of Equistar in effect on the Closing Date shall be valued as $0 for the purposes of complying with Section 4.06(a)(ii)) and (B) securities received by the Company or any Restricted Subsidiary from the transferee that are converted, sold or exchanged within 30 days of receipt by the Company or such Restricted Subsidiary into cash to the extent of the cash received.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(3), the Issuer shall be required (i) to purchase Securities tendered pursuant to an offer by the Issuer for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c) and (ii) to purchase other Senior Indebtedness of the Issuer or the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Issuer offer to purchase such other Senior Indebtedness of the Issuer or the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon. If the aggregate purchase price of Securities (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Issuer shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(4). The Issuer shall not be required to make an Offer for Securities (and other Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of Section 4.06(a)(iii)) is less than $5,000,000 for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) (i) Promptly, and in any event within 10 days after the Issuer becomes obligated to make an Offer, the Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Issuer either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Issuer and the Company which the Issuer and the Company in good faith believe will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Company's and the Issuer's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

                  (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested pursuant to the written direction of the Issuer in Temporary Cash Investments and to be held until required to be liquidated so that the proceeds thereof shall be available for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Issuer shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Issuer to the Trustee is greater than the purchase price of the Securities and other Senior Indebtedness tendered, the Trustee shall deliver the excess to the Issuer promptly after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Issuer shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities and other Senior Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (iv) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (v) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,
(ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $10,000,000, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such Affiliate Transaction and (iii) that, in the event that such Affiliate Transaction involves an amount in excess of $25,000,000, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  (b) The provisions of Section 4.07(a) shall not prohibit or apply to (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership and other incentive compensation plans approved by the Board of Directors of the Company, (iii) the payment of reasonable fees to, and indemnity provided on behalf of, directors, officer and employees of the Company and its Subsidiaries, (iv) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (v) transactions by the Company or any Restricted Subsidiary with Equistar or any Subsidiary thereof pursuant to any agreement as in effect as of the Closing Date or any amendment thereto or any similar agreement entered into after the Closing Date; provided, however, that any future amendment to such existing agreement or any such similar agreement shall not be permitted by this clause (v) to the extent that the terms of any such amendment or similar agreement are materially less favorable to the Company, any of its Restricted Subsidiaries or the Holders of the Securities in any material respect, (vi) any transaction by the Company or any Restricted Subsidiary with Equistar or any Subsidiary thereof that, taken as a whole with any other transactions by the Company or any Restricted Subsidiary with Equistar or any of its Subsidiaries that is entered into prior to or substantially concurrently with such transaction, is on terms that are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transactions in arm's-length dealings with a Person which is not an Affiliate of the Company, or (vii) any transaction effected as part of a Qualified Receivables Transaction.

                  SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require the Issuer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date), in accordance with the terms contemplated in
Section 4.08(b). In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Issuer shall (i) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Securities, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

                  (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, on the relevant interest payment date);

                  (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

                  (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (d) On the purchase date, all Securities purchased by the Issuer under this Section shall be delivered to the Trustee for cancelation, and the Issuer shall pay the purchase price plus accrued and unpaid interest and liquidated damages, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (f) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (g) Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

                  (h) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

                  SECTION 4.09. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during that fiscal year. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Company and the Issuer also shall comply with Section 314(a)(4) of the TIA.

                  SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.11. Additional Amounts. (a) All payments made under or with respect to the Securities and the Note Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the United Kingdom or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which we are organized or are otherwise resident for tax purposes or any jurisdiction from or through which payment is made (in each case, other than the United States or any political subdivision or taxing authority thereof) (each a "Relevant Taxing Jurisdiction"), unless the Issuer or the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

                  (b) If the Issuer or the Company is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities or the Note Guarantee, the Issuer or the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Relevant Taxing Jurisdiction of such Securities); or (ii) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor shall the Issuer or the Company be required to pay Additional Amounts (1) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Securities been presented on the last day of such 30 day period), or (2) with respect to any payment of principal of (or premium, if any,
on) or interest on such Securities to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Securities.

                  (c) Upon request, the Issuer or the Company shall provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

                  (d) Whenever in this Indenture there is mentioned, in any context: (I) the payment of principal; (ii) purchase prices in connection with a purchase of Securities; (iii) interest; or (iv) any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts provided for in this Section 4.11 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  (e) The Issuer or the Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Note Guarantee, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities or the Note Guarantee, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United Kingdom, the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent is located, and we will agree to indemnify the Holders for any such taxes paid by such Holders.

                  (f) The obligations described under this Section 4.11 shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein (other than the United States or any political subdivision or taxing authority thereof).

                  SECTION 4.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business; provided, however, that the Company or any of its Restricted Subsidiaries may acquire any Person or business which is primarily engaged in a Permitted Business notwithstanding that such Person or business also engages in a business which is not a Permitted Business.

                  SECTION 4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than shares of Capital Stock constituting up to 5% of the outstanding shares of Capital Stock of La Porte Methanol Company), and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (a) to the Company or a Restricted Subsidiary; (b) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; (c) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition (and such Investment shall be deemed to be an Investment for the purposes of such covenant) or (d) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would continue to constitute a Restricted Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby (other than pursuant to clause (a)) shall be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with Section 4.06.

                  SECTION 4.14. Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to Incur Indebtedness secured by a Lien upon any Restricted Property ("Secured Debt") without effectively and concurrently providing that the Securities (and, if the Company or the Issuer shall so determine, any other Indebtedness that is not subordinate in right of payment to the Securities) shall be secured equally and ratably with (or prior
to) such Indebtedness so long as such Indebtedness shall be so secured. This restriction will not apply to:

                  (i) Liens existing on the date of this Indenture (other than Liens securing the Bank Indebtedness);

                  (ii) Liens affecting property of a Person existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

                  (iii) Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(vi) or (e)(iii);

                  (iv) Liens securing Indebtedness of the Company or any Restricted Subsidiary owing to the Company or to a Restricted Subsidiary;

                  (v) Liens required by any contract or statute in order to permit the Company or its Restricted Subsidiaries to perform any contract or subcontract made by it with or at the request of the United States, any State of the United States, another country or any department, agency or instrumentality of the foregoing;

                  (vi) Liens to secure bids, tenders, contracts (other than contracts for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, performance or return-of-money bonds, progress payments, customs duties and other obligations of like nature arising in the ordinary course of business;

                  (vii) Liens on accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" Incurred in connection with a Qualified Receivables Transaction;

                  (viii) Liens securing Indebtedness of any Foreign Subsidiary Incurred pursuant to Section 4.03(b)(x); and

                  (ix) Any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinances, refunds or replacements) of any Lien or Indebtedness secured by any Lien, in whole or in part, that is referred to in the foregoing clauses (i) through (viii); provided, however, that the principal amount of Indebtedness so secured pursuant to this clause (ix) shall not exceed the principal amount of Indebtedness so secured (plus the aggregate amount of premiums, other payments, costs, and expenses required to be paid or Incurred in connection with such extension, renewal, refinancing, refunding or replacement) at the time of such extension, renewal, refinancing, refunding or replacement, and that such extension, renewal, refinancing, refunding or replacement shall be limited to all or the part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

                  (b) In addition, the Company and any Restricted Subsidiary may, without securing the Securities, Incur Secured Debt in an aggregate principal amount which, together with (without duplication) (i) the aggregate principal amount of all other Secured Debt of the Company and the Restricted Subsidiaries (other than Indebtedness permitted to be secured under Section 4.14(a)), (ii) the aggregate Value of Sale/Leaseback Transactions of the Company and the Restricted Subsidiaries (other than Sale/Leaseback Transactions permitted under Section 4.15(a)), and (iii) the aggregate principal amount of all Funded Debt of the Restricted Subsidiaries (other than Funded Debt permitted to be Incurred under Section 4.03(e)(i) though (iv)), does not at any one time exceed 15% of Consolidated Net Tangible Assets of the Issuer.

                  SECTION 4.15. Limitation on Sale/Leaseback Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement with any Person (other than the Company or a Restricted Subsidiary), providing for the leasing to the Company or a Restricted Subsidiary for a period of more than three years of any Restricted Property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Restricted Subsidiary), to which funds have been or are to be advanced by such Person on the security of the leased property (each such arrangement, a "Sale/Leaseback Transaction") unless:

                  (i) the Company or such Restricted Subsidiary applies or commits to apply an amount equal to the Value of such Sale/Leaseback Transaction to the repayment, redemption or retirement (other than any mandatory repayment, redemption or retirement or by way of payment at maturity) within 185 days of the effective date of such Sale/Leaseback Transaction of Indebtedness of the Company or any Restricted Subsidiary which by its terms (1) matures at (or is extendible or renewable, at the sole option of the obligor without the consent of the obligee, to) a date more than 12 months after the date of creation of such

         Indebtedness, and (2) is not subordinated to the Securities or the Note Guarantee; or

                  (ii) the Company or such Restricted Subsidiary applies the net proceeds of the sale to investment in another Restricted Property within 185 days prior or subsequent to such sale.

                  (b) In addition, the Company and any Restricted Subsidiary may enter into a Sale/Leaseback Transaction with a Value which, together with (without duplication) (i) the aggregate Value of all other Sale/Leaseback Transactions of the Company and the Restricted Subsidiaries (other than Sale/Leaseback Transactions permitted under Section 4.15(a)), (ii) the aggregate principal amount of all Secured Debt of the Company and the Restricted Subsidiaries (other than Indebtedness permitted to be secured under Section 4.14(a)(i) through (ix)), and (iii) the aggregate principal amount of all Funded Debt of the Restricted Subsidiaries (other than Funded Debt permitted to be Incurred under Section 4.03(e)(i) through (iv)), does not at the time of entering into exceed 15% of Consolidated Net Tangible Assets of the Issuer.

                  SECTION 4.16. Corporate Existence. Subject to Section 5.01, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and its Restricted Subsidiaries; provided, however, that the Company and its Restricted Subsidiaries shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary (other than the Issuer) if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Issuer or the Company to perform its obligations under the Securities or this Indenture.

                  SECTION 4.17. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or the Company to perform its obligations under the Securities or this Indenture and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, except for any Lien permitted to be Incurred under Section 4.14, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or the Company to perform its obligations under the Securities or this Indenture; provided, however, that the Company or any of the Restricted Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

                  SECTION 4.18. Maintenance of Properties. The Company shall cause all material properties owned by the Company or any of its Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.18 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not reasonably expected to have a material adverse effect on the ability of the Issuer or the Company to perform its obligations under the Securities or this Indenture.

                  SECTION 4.19. Fall-Away of Covenants. After the date (such date, the "Fall-Away Date") on which (a) the Securities have received ratings from both Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. of not lower than BBB- and Baa3, respectively, (b) no Default or Event of Default has occurred and is continuing under this Indenture and (c) the Issuer has delivered an Officers' Certificate to the Trustee certifying that the conditions set forth in clauses (a) and (b) above are satisfied, the Company and the Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture (notwithstanding that the Securities may later cease to have such ratings): Sections 4.03 (other than paragraph (e) thereof and the clauses of paragraph (b) thereof referred to in paragraph (e) thereof), 4.04, 4.05, 4.06, 4.07, 4.12, 4.13 and 5.01 (only as to clauses (a)(iii) and
(b)(iii) in respect of each of the Company and the Issuer).

                                                                              58
                                    ARTICLE 5

                                Successor Company

                  SECTION 5.01. (a) When Issuer May Merge or Transfer Assets. The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

                  (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and the predecessor Issuer shall be released from all of its obligations hereunder, except in the case of a lease of all or substantially all its assets in which case the Issuer shall not be released from the obligation to pay the principal of and interest on the Securities.

                  (b) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Note Guarantee, the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Guarantor would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

                  (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company shall be released from all of its obligations thereunder, except in the case of a lease of all or substantially all its assets in which case it will not be released from the obligation to pay the principal of and interest on the Securities.

                  (c) Notwithstanding anything in this Indenture, (i) any Restricted Subsidiary may consolidate with, merge into or convey, lease, sell, assign, transfer or otherwise dispose of all or part of its properties and assets to the Company or a Restricted Subsidiary; (ii) the Issuer or the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer or the Company in another jurisdiction to realize tax or other benefits; and (iii) for purposes of this Section 5.01, the sale by the Company or the Issuer of the equity interests in Millennium Petrochemicals Inc., the equity interests in the limited liability companies which directly or indirectly own the Company's equity interests in Equistar, and/or the Company's equity interests in Equistar will be deemed not to constitute the conveyance, transfer or lease of all or substantially all the assets of the Issuer or the Company if any such sale consists of Net Tangible Assets constituting 331/3% or less of the Consolidated Net Tangible Assets of the Company as of the date of the most recent publicly available consolidated balance sheet of the Company and its Subsidiaries.

                                    ARTICLE 6

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (a) a default occurs in any payment of interest or any Additional Amounts on any Security when the same becomes due and payable or in any payment of liquidated damages, and such default continues for a period of 30 days;

                  (b) (i) a default occurs in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise or (ii) there is a failure to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (c) the Company or the Issuer fails to comply with Section
         5.01;

                  (d) the Company or any Restricted Subsidiary fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.12, 4.13,
         4.14, 4.15, 4.16, 4.17 or 4.18 (in each case, other than a failure to purchase Securities, which will constitute an Event of Default under
         Section 6.01(b), and such failure continues for 30 days after the receipt of the notice specified below;

                  (e) the Company or any Restricted Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c), or (d) above) and such failure continues for 60 days after the receipt of the notice specified below;

                  (f) the Company or any Restricted Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $30,000,000 or its foreign currency equivalent;

                  (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of
                  it or for any substantial part of its property; or

                           (iv) makes a general assignment for the benefit of
                  its creditors; or takes any comparable action under any foreign laws relating to insolvency;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its property; or

                           (iii) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for a period of 75 consecutive days;

                  (i) the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by reputable and creditworthy insurance companies for which coverage has been acknowledged in writing) in excess of $30,000,000 or its foreign currency equivalent against the Company or a Restricted Subsidiary if such judgment or decree remains outstanding for a period of 60 days following such judgment and is not paid, discharged, waived or stayed and an enforcement proceeding thereon is commenced by any creditor; or

                  (j) the Note Guarantee ceases to be in full force and effect (except as contemplated by this Indenture) or the Company or any Person acting on behalf of the Company denies or disaffirms the Company's obligations under this Indenture or Note Guarantee and such Default continues for 10 days after the receipt of the notice specified below.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (d), (e) or (j) above is not an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee of the Default and the Issuer or the Company, as applicable, does not cure such Default within the time specified in clauses (d), (e) or (j) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company or the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuer and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company or the Issuer occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Issuer or any other Subsidiary of the Company, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and any liquidated damages, respectively; and;

                  THIRD: to the Issuer.






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                                                                              65

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor the Company (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the






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                                                                              68

Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (j) The Trustee may request that the Issuer or the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Note Guarantee or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Issuer, the Company or any Holder.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including required payments, if any, pursuant to the redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.






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                                                                              69

                  SECTION 7.06. Reports by Trustee to Holders. Within 30 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services hereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services as the Issuer and the Trustee shall, from time to time, agree in writing. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer and the Company, jointly and severally, shall indemnify the Trustee or any predecessor Trustee and their agents against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or the Company of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer's expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Company, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuer and the Company, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith. The Issuer need not pay for any settlement made without its written consent.

                  To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and liquidated damages, if any, on particular Securities.






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                                                                              70

                  The Issuer's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuer or the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

                   (i) the Trustee fails to comply with Section 7.10;

                   (ii) the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                   (iv) the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Issuer's expense, or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of
Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in
Section 310(b)(1) of the TIA are met.

                  SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Issuer irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest and liquidated damages, if any, on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.08) and liquidated damages, if any, and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company and the Issuer at any time may terminate (i) all of their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.12, 4.13,
4.14, 4.15, 4.17 and 4.18 and the operation of Section 5.01(a)(iii), 5.01(b)(iii), 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) and 6.01(i) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company and the Issuer terminate all of their obligations under the Securities and this Indenture by exercising their legal defeasance option, the Company's obligations under the Note Guarantee shall be terminated simultaneously with the termination of such obligations.

                  If the Company and the Issuer exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company and the Issuer exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only) or 6.01(i) or because of the failure of the Company or the Issuer to comply with Section 5.01(a)(iii) or with Section 5.01(b)(iii).

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuer's and the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer's and the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                  SECTION 8.02. Conditions to Defeasance. (a) The Company and the Issuer may exercise their legal defeasance option or its covenant defeasance option only if:

                  (i) the Issuer irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and liquidated damages (if any), on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

                  (ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, interest and liquidated damages, if any, when due on all the Securities to maturity or redemption, as the case may be;

                  (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Issuer or the Company occurs which is continuing at the end of the period;

                  (iv) the deposit does not constitute a default under any other agreement binding on the Issuer or the Company;

                  (v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that
         (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

                  (viii) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  (b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and liquidated damages, if any, on the Securities.

                  SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, interest or liquidated damages that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                  SECTION 8.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest or liquidated damages on, any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   Amendments

                  SECTION 9.01. (a) Without Consent of Holders. The Issuer, the Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder to, among other things:

                  (i)  cure any ambiguity, omission, defect or inconsistency;

                  (ii)  comply with Article 5;

                  (iii) provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (iv) add additional Guarantees with respect to the Securities;

                  (v)  secure the Securities;

                  (vi) add to the covenants of the Company and its Subsidiaries for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Issuer;

                  (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (viii) make any change that does not adversely affect the rights of any Holder subject to the provisions of this Indenture;

                  (ix) provide for the issuance, subject to the conditions and in compliance with the covenants related thereto set forth herein, of the Exchange Securities, Private Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities (except that the transfer restrictions contained in the Original Securities shall be modified or eliminated, as appropriate), and which may be treated, together with any outstanding Original Securities, as a single issue of securities; or

                  (x) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.

                  After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of an amendment under this Section 9.01.

                  SECTION 9.02. With Consent of Holders. (a) The Issuer, the Company and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

                  (i) reduce the amount of Securities whose Holders must consent to an amendment;

                  (ii) reduce the stated rate of or extend the stated time for payment of interest or any liquidated damages on any Security;

                  (iii) reduce the principal of or extend the Stated Maturity of any Security;

                  (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (v) make any Security payable in money other than that stated in the Security;

                  (vi) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

                  (vii) modify the Note Guarantee in any manner adverse to the Holders.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers.
(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Issuer certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

                  (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those

Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and the Company enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10

                                 Note Guarantee

                  SECTION 10.01. (a) Note Guarantee. The Company hereby irrevocably and unconditionally guarantees on an unsecured senior basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or liquidated damages, if any, in respect of the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Subject to
Section 10.02 the Company further agrees that the Guaranteed

Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Company, and that the Company shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

                  (b) The Company waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Company waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Company hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of the Company, except as provided in Section 10.02(b).

                  (c) The Company hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer's or the Company's obligations hereunder prior to any amounts being claimed from or paid by the Company hereunder. The Company hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against the Company.

                  (d) The Company further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (e) Except as expressly set forth in Sections 8.01(b) and 10.02, the obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Company or would otherwise operate as a discharge of the Company as a matter of law or equity.

                  (f) The Company agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Company further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or liquidated damages, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

                  (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Company by virtue hereof, upon the failure of the Issuer to pay the principal of or interest or liquidated damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Company hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

                  (h) The Company agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Company further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Section 10.01.

                  (i) The Company also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

                  (j) Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 10.02. Limitation on Liability. (a) Any other term or provision of this Indenture to the contrary notwithstanding, (i) the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Company shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Company, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally and (ii) no waiver, modification, indulgence or circumstance shall, without the consent of the Company, increase the principal amount of a Security or the interest rate thereon (and, if applicable, the premium or Additional Amounts in respect thereof) except as provided in such Security.

                  (b) The Note Guarantee as to the Company shall terminate and be of no further force or effect and the Company shall be deemed to be released from all obligations under this Article 10 (without any further action by the Trustee or the Holders) upon (i) the merger or consolidation of the Company with or into any Person other than a Subsidiary or Affiliate of the Company where the Company is not the surviving entity of such consolidation or merger or (ii) the sale, conveyance or transfer of all or substantially all of its assets; provided, however, that such merger, consolidation sale, conveyance or transfer shall comply with Section 5.01(b). At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Issuer).

                  SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. Execution and Non-Impairment. To further evidence the Note Guarantee, the Company agrees to execute a Note Guarantee to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. The failure to endorse the Note Guarantee on any Security shall not affect or impair the validity thereof.


                                   ARTICLE 11

                                  Miscellaneous

                  SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

                  SECTION 11.02. Notices. Any notice or communication shall be in writing (which may be by facsimile) and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Issuer or the Company:

                           Millennium Chemicals Inc.
                           230 Half Mile Road
                           Red Bank, New Jersey 07701

                           Attention of:
                           Senior Vice President - General Counsel and Secretary

                           if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York 10286
                           Facsimile: (212) 815-5915


                           Attention of:
                           Corporate Trust Administration

                  The Issuer, the Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

                  SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 11.10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Issuer or the Company, shall not have any liability for any obligations of the Issuer or the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.11. Successors. All agreements of the Issuer and the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    MILLENNIUM AMERICA INC.,

                                    by /s/ C. William Carmean
                                      ------------------------------------------
                                      Name:  C. William Carmean
                                      Title: Vice President

                                    MILLENNIUM CHEMICALS INC.,

                                    by  /s/ C. William Carmean
                                      ------------------------------------------
                                      Name:  C. William Carmean
                                      Title: Vice President

                                    THE BANK OF NEW YORK, as Trustee,

                                    by  /s/ Michael C. Daly
                                      ------------------------------------------
                                      Name:  Michael C. Daly
                                      Title:

                                                                      APPENDIX A

                   PROVISIONS RELATING TO ORIGINAL SECURITIES,
                             ADDITIONAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

         1. Definitions

         1.1  Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                  "Definitive Security" means a certificated Initial Security, Private Exchange Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

                  "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., and Banc of America Securities LLC.

                  "Private Exchange" means an offer by the Issuer, pursuant to a Registration Agreement, to issue and deliver to certain purchasers, in exchange for the

Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means the Securities of the Issuer issued in exchange for Initial Securities pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

                  "Purchase Agreement" means (a) the Purchase Agreement dated June 13, 2001, among the Issuer, the Company and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities..

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means an offer by the Issuer, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means (a) the Exchange and Registration Rights Agreement dated June 18, 2001, among the Issuer, the Company and the Initial Purchasers and (b) any other similar Exchange and Registration Rights Agreement relating to Additional Securities.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Period", with respect to any Initial Securities, means the period of 40 consecutive days beginning on and including the later of
(a) the day on which such Initial Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date with respect to such Initial Securities.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.3(e)(i) herein.

                  "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement filed by the Issuer in connection with an offer and sale of Initial Securities pursuant to a Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

         1.2  Other Definitions

         Term:                                              Defined in Section:
         ----                                               ------------------

"Agent Members".........................................................2.1(c)
"IAI Global Security"...................................................2.1(b)
"Global Security".......................................................2.1(b)
"Regulation S Global Security"..........................................2.1(b)
"Rule 144A Global Security".............................................2.1(b)

         2. The Securities

         2.1 Form and Dating

                  (a) The Original Securities issued on the date hereof will be
(i) offered and sold by the Issuer pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Original Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

                  (b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the

"Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", provided, that the term "Global Security" when used in Sections 2.1(b)(third paragraph), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer or Private Exchange. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Issuer signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two Officers (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $275,000,000, (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount and (c) the (i) Exchange Securities for issue only in a Registered Exchange Offer and (ii) Private Exchange Securities for issue only in a Private Exchange, in the case of each of (i) and (ii) pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities that may be outstanding at any time is unlimited.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                  (i) to register the transfer of such Definitive Securities; or

                  (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (B) if such Definitive Securities are being
                  transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit C or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global

         Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the

         Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

                  (d) Restrictions on Transfer of Regulation S Global Security.
(i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee.

                  (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (e)  Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER (OR ITS SUBSIDIARIES), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT

         IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Security shall bear the following additional legend:

         "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                  (iii) After a transfer of any Original or Additional Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Original or Additional Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Original or Additional Securities or such Private Exchange Securities shall cease to apply and the requirements that any such Original or Additional Securities or such Private Exchange Securities be issued in global form shall continue to apply.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Original or Additional Securities in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Private Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to such Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend shall be available to Holders that exchange such Original or Additional Securities in such Private Exchange.

                  (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

                  (vii) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

                  (f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (h)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4 Definitive Securities

                  (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer or Private Exchange shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or
(iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A






                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER (OR ITS

SUBSIDIARIES), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A
MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT
PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                 $__________

                           9 1/4% Senior Note due 2008

                                                               CUSIP No. ______
                                                                  ISIN No._____

                  MILLENNIUM AMERICA INC., a Delaware corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of
Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto](1) on June 15, 2008.

                  Interest Payment Dates: June 15 and December 15.

                  Record Dates:  June 1 and December 1.




--------
   (1) Use the Schedule of Increases and Decreases language if Note is in Global Form

                  Additional provisions of this Security are set forth on the other side of this Security.


                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                                     MILLENNIUM AMERICA INC.,

                                   by
                                     ------------------------------------------
                                     Name:
                                     Title:



                                   by
                                     ------------------------------------------
                                     Name:
                                     Title:

Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.


By:_________________________
         Authorized Signatory



------------------
*
_/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL

SECURITIES- SCHEDULE OF INCREASES OR DECREASES IN GLOBAL
SECURITY".

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                           9 1/4% Senior Note due 2008


1.  Interest

                  (a) MILLENNIUM AMERICA INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 18, 2001, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  (b) Liquidated Damages. The Holder of this Security is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of June 18, 2001, among the Issuer, Millennium Chemicals Inc. (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph
(b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the SEC on or prior to 90 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 180 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, within 45 days after publication of the change in law or interpretation), (iii) the Registered Exchange Offer is not consummated on or prior to 210 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, within 45 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Issuer and the Company are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuer and the Company shall be jointly and severally obligated to pay liquidated damages to each Holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration is declared effective or (iv) the Shelf Registration Statement again becomes effective, as the case may be. Notwithstanding the foregoing provisions, the Issuer and the Company may issue a notice that the Shelf Registration Statement is unusable pending a material announcement and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all such notices are issued and effective exceeds 60 days in the aggregate, then the Issuer and the Company shall be jointly and severally obligated to pay liquidated damages to each Holder of Transfer Restricted Securities in an amount equal to $0.192 per week per $1,000 principal amount of Securities constituting Transfer Restricted Securities held by such Holder. Upon the Issuer and the Company declaring that the Shelf Registration Statement is useable after the period of time described in the preceding sentence, accrual of liquidated damages shall cease; provided, however, that if after any such cessation of the accrual of liquidated damages, the Shelf Registration Statement again ceases to be useable beyond the period permitted above, liquidated damages shall again accrue pursuant to the foregoing provisions. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2.  Method of Payment

                  The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, liquidated damages, if any, and interest in money of the United States of

America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, liquidated damages, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Security (including principal, premium, if any, interest and liquidated damages, if any), at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest or liquidated damages may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer, the Company or any of the Company's domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  Indenture

                  The Issuer issued the Securities under an Indenture dated as of June 18, 2001 (the "Indenture"), among the Issuer, the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS' 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior unsecured obligations of the Issuer. This Security is one of the [Original] [Additional] [Private Exchange] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer, the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into sale/leaseback transactions and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

                  To guarantee the due and punctual payment of the principal, interest and liquidated damages, if any, on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.

5.  Optional Redemption

                  Except as set forth in this paragraph 5 and in paragraph 6, the Issuer and the Company may not redeem the Securities.

                  The Securities may be redeemed, in whole at any time or in part from time to time, at the option of the Issuer, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the greater of (i) 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (ii) the sum of (x) the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (except for currently accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points and (y) accrued and unpaid interest, if any, to the redemption date.

                  In addition, prior to June 15, 2004, the Issuer may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company to the extent the Net Cash Proceeds thereof are contributed to the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from the Issuer, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding; and any such redemption shall be made within 60 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.


6.  Redemption for Changes in Withholding Taxes

                  (a) The Securities shall be subject to redemption at the option of the Issuer, at any time, as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) and liquidated damages to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer or the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities or the Note Guarantee, any Additional Amounts as a result of (i) a change in or an amendment to the laws (including any regulations promulgated thereunder) of any Relevant Taxing Jurisdiction or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of this Indenture; and in the case of clauses (i) and (ii) above, the Issuer or the Company cannot avoid such obligation by taking reasonable measures available to the Issuer or the Company.

                  (b) Prior to the notice of redemption given in accordance with the foregoing paragraph 6(a), the Issuer or the Company shall deliver to the Trustee an Officers' Certificate to the effect that the Issuer or the Company cannot avoid the Issuer's or the Company's obligation to pay Additional Amounts by taking reasonable measures available to the Issuer or the Company. The Issuer or the Company shall also deliver an opinion of independent legal counsel of recognized standing stating that the Issuer or the Company would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

7.  Additional Amounts.

                  (a) All payments made under or with respect to the Securities and the Note Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the United Kingdom or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which we are organized or are otherwise resident for tax purposes or any jurisdiction from or through which payment is made (in each case, other than the United States or any political subdivision or taxing authority thereof) (each a "Relevant Taxing Jurisdiction"), unless the Issuer or the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or Company is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities or the Note Guarantee, the Issuer or the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Relevant Taxing Jurisdiction of such Securities); or (ii) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor shall the Issuer or the Company be required to pay Additional Amounts (1) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Securities been presented on the last day of such 30 day period), or (2) with respect to any payment of principal of (or premium, if any, on) or interest on such Securities to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Securities.

                  (b) Upon request, the Issuer or the Company shall provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

                  (c) Whenever in this Indenture there is mentioned, in any context: (i) the payment of principal; (ii) purchase prices in connection with a purchase of Securities; (iii) interest; or (iv) any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts as required under this paragraph 7 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  (d) The Issuer or the Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Note Guarantee, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities or the Note Guarantee, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United Kingdom, the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent is located, and we will agree to indemnify the Holders for any such taxes paid by such Holders.

                  (e) The obligations described above shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein (other than the United States or any political subdivision or taxing authority thereof).

8.  Sinking Fund

                  The Securities are not subject to any sinking fund.

9.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

10. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and liquidated damages, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

                  In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events.

11.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

12.  Persons Deemed Owners

                  Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

13.  Unclaimed Money

                  If money for the payment principal, interest or liquidated damages, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

14.  Discharge and Defeasance

                  Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and liquidated damages, if any, on, the Securities to redemption or maturity, as the case may be.

15.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add additional Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred upon the Company or the Issuer; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to provide for the issuance of the Exchange Securities, Private Exchange Securities, or Additional Securities; or (x) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture.

16.  Defaults and Remedies

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy,

(iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17.  Trustee Dealings with the Issuer

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Issuer or the Company shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.  Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22.  CUSIP and ISIN Numbers
     ----------------------

                  The Issuer has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                            [FORM OF NOTE GUARANTEE]

                     GUARANTEE OF MILLENNIUM CHEMICALS INC.

                  For value received, the Company hereby irrevocably and unconditionally guarantees on a senior unsecured basis, as a primary obligor and not merely as a surety, to the Holder of the Security upon which this Note Guarantee is endorsed and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Securities, all in accordance with Article 10 of the Indenture.

                  This Note Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Securities upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture.

                  This Note Guarantee shall be governed by, and construed in accordance with, the laws of the state of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  This Note Guarantee is subject to release and the other terms set forth in the Indenture.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

Dated:                                               MILLENNIUM CHEMICALS INC.,



                                        By:
                                             -----------------------------------
                                                Name:
                                                Title:
[SEAL]
Attest:



-----------------------------------------------
               Authorized Officer

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                    agent to transfer this Security on
the books of the Issuer. The agent may substitute another to act for him.



-------------------------------------------------------------------------------

Date: ________________ Your Signature: _____________________



------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.



Signature Guarantee:  ________________________________

Date: _________________________        ________________________________
Signature must be guaranteed                Signature of Signature
by a participant in a                                Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES


This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

  [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

  [ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)   [ ]  to the Issuer (or a subsidiary of the Issuer); or

     (2)   [ ]  to the Registrar for registration in the name of the
                Holder, without transfer; or

     (3)   [ ]  pursuant to an effective registration statement under the Securities Act of 1933; or

     (4)   [ ]  inside the United States to a "qualified
                institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (5)   [ ]  outside the United States in an offshore transaction
                within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

     (6)   [ ]  to an institutional "accredited investor" (as
                defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

     (7)   [ ]  pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                          ------------------------
                                                Your Signature

Signature Guarantee:

Date: __________________________           __________________________
Signature must be guaranteed                 Signature of Signature
by a participant in a                               Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________                     ______________________________
                                               NOTICE:  To be executed by
                                                 an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

Date of     Amount of decrease in       Amount of increase in      Principal amount of this      Signature of authorized
Exchange    Principal Amount of this    Principal Amount of this   Global Security following     signatory of Trustee or
            Global Security             Global Security            such decrease or increase     Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:


                     Asset Disposition [ ]  Change of Control [ ]

         If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$


Date:                       Your Signature:
      ------------------                   ------------------
(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:
                    ---------------------------------------
                        Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT B


                       [FORM OF FACE OF EXCHANGE SECURITY]
                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                                  $
                                                                      ----------

                           9 1/4% Senior Note due 2008

                                                                CUSIP No.
                                                                          ------
                                                                  ISIN No.
                                                                           -----

         MILLENNIUM AMERICA INC., a Delaware corporation, promises to pay to
[Cede & Co.], or registered assigns, the principal sum [of            Dollars]
[listed on the Schedule of Increases or Decreases in Global Security attached hereto](2) on June 15, 2008.

                Interest Payment Dates: June 15 and December 15.

                Record Dates: June 1 and December 1.


--------
 (2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                       MILLENNIUM AMERICA INC.,

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:



Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

THE BANK OF NEW YORK,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

         by
            -----------------------------
                 Authorized Signatory


-----------------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                           9 1/4% Senior Note due 2008


1.  Interest.

         MILLENNIUM AMERICA INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 18, 2001, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

         The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer, the Company or any of the Company's domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  Indenture

         The Issuer issued the Securities under an Indenture dated as of June 18, 2001 (the "Indenture"), among the Issuer, the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS' 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

         The Securities are senior unsecured obligations of the Issuer. This Security is one of the [Exchange] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer, the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into sale/leaseback transactions and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

         To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.

5.  Optional Redemption

         Except as set forth in this paragraph 5 and in paragraph 6, the Issuer and the Company may not redeem the Securities.

         The Securities may be redeemed, in whole at any time or in part from time to time, at the option of the Issuer, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the greater of (i) 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (ii) the sum of (x) the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (except for currently accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points and (y) accrued and unpaid interest, if any, to the redemption date.

         In addition, prior to June 15, 2004, the Issuer may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company to the extent the Net Cash Proceeds thereof are contributed to the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from the Issuer, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding; and any such redemption shall be made within 60 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  Redemption for Changes in Withholding Taxes

         (a) The Securities shall be subject to redemption at the option of the Issuer or the Company, at any time, as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) and liquidated damages to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer or the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities or the Note Guarantee, any Additional Amounts as a result of (i) a change in or an amendment to the laws (including any regulations promulgated thereunder) of any Relevant Taxing Jurisdiction or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of this Indenture; and in the case of clauses (i) and (ii) above, the Issuer or the Company cannot avoid such obligation by taking reasonable measures available to the Issuer or the Company.

         (b) Prior to the notice of redemption given in accordance with the foregoing paragraph 6(a), the Issuer or the Company shall deliver to the Trustee an Officers' Certificate to the effect that the Issuer or the Company cannot avoid the Issuer's or the Company's obligation to pay Additional Amounts by taking reasonable measures available to the Issuer or the Company. The Issuer or the Company shall also deliver an opinion of independent legal counsel of recognized standing stating that the Issuer or the Company would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

7.  Additional Amounts.

         (a) All payments made under or with respect to the Securities and the Note Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the United Kingdom or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which we are organized or are otherwise resident for tax purposes or any jurisdiction from or through which payment is made (in each case, other than the United States or any political subdivision or taxing authority thereof) (each a "Relevant Taxing Jurisdiction"), unless the Issuer or the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or Company is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities or the Note Guarantee, the Issuer or the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Relevant Taxing Jurisdiction of such Securities); or (ii) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor shall the Issuer or the Company be required to pay Additional Amounts (1) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Securities been presented on the last day of such 30 day period), or (2) with respect to any payment of principal of (or premium, if any, on) or interest on such Securities to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Securities.

         (b) Upon request, the Issuer or the Company shall provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

         (c) Whenever in this Indenture there is mentioned, in any context: (i) the payment of principal; (ii) purchase prices in connection with a purchase of Securities; (iii) interest; or (iv) any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts as required under this paragraph 7 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         (d) The Issuer or the Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Note Guarantee, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities or the Note Guarantee, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United Kingdom, the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent is located, and we will agree to indemnify the Holders for any such taxes paid by such Holders.

         (e) The obligations described above shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein (other than the United States or any political subdivision or taxing authority thereof).

8.  Sinking Fund

         The Securities are not subject to any sinking fund.

9.  Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

10. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

         In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events.

11. Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

12.  Persons Deemed Owners

         Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

13.  Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

14.  Discharge and Defeasance

         Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

15.  Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add additional Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred upon the Company or the Issuer; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to provide for the issuance of the Exchange Securities, Private Exchange Securities, or Additional Securities; or (x) to evidence and provide the acceptance of a successor Trustee under the Indenture.

16.  Defaults and Remedies

         If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

         If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17.  Trustee Dealings with the Issuer

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.  No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Issuer or the Company shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.  Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.  Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.  Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22.  CUSIP and ISIN Numbers

         The Issuer has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                            [FORM OF NOTE GUARANTEE]

                     GUARANTEE OF MILLENNIUM CHEMICALS INC.

         For value received, the Company hereby irrevocably and unconditionally guarantees on a senior unsecured basis, as a primary obligor and not merely as a surety, to the Holder of the Security upon which this Note Guarantee is endorsed and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Securities, all in accordance with Article 10 of the Indenture.

         This Note Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Securities upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture.

         This Note Guarantee shall be governed by, and construed in accordance with, the laws of the state of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         This Note Guarantee is subject to release and the other terms set forth in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.


Dated:                                        MILLENNIUM CHEMICALS INC.,



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

[SEAL]
Attest:


-----------------------------
     Authorized Officer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint      agent to transfer this Security on the books of the
Issuer.  The agent may substitute another to act for him.


------------------------------------------------------------


Date:                  Your Signature:
      ----------------                 ---------------------


------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.



Signature Guarantee:
                      --------------------------------

Date:
      -------------------           --------------------------
Signature must be guarant              Signature of Signature
by a participant in a                  Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

                     Asset Disposition [ ]   Change of Control [ ]


         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$


Date:                    Your Signature:
      ------------------                 ------------------
                                            (Sign exactly as your name  appears

                           on the other side of the Security)


Signature Guarantee:
                    ---------------------------------------
                          Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


Date of     Amount of decrease in       Amount of increase in      Principal amount of this      Signature of authorized
Exchange    Principal Amount of this    Principal Amount of this   Global Security following     signatory of Trustee or
            Global Security             Global Security            such decrease or increase     Securities Custodian

                                                                       EXHIBIT C


                                     Form of
                       Transferee Letter of Representation


Millennium Chemicals Inc. and
Millennium America Inc.
230 Half Mile Road
P.O. Box 7015
Red Bank, New Jersey 07701

Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $      principal
amount of the 9 1/4% Senior Notes due 2008 (the "Securities") of Millennium America Inc. (the "Issuer"), guaranteed by Millennium Chemicals Inc. (the "Guarantor").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:
     ------------------------

Address:
        ---------------------

Taxpayer ID Number:
                   ----------

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction

Termination Date") only (a) to the Issuer or the Guarantor, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer, the Guarantor and the Trustee.



                                    TRANSFEREE:
                                               -----------------,

                                      by:
                                         ---------------------------